UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 8, 2014

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QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court

Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2014, Qualstar Corporation (“Qualstar” or the “Company”) entered into an employment agreement with Steven N. Bronson with respect to Mr. Bronson’s service as Chief Executive Officer and President of the Company during the period July 1, 2014 through June 30, 2015 (the “Employment Agreement”). During the term of the Employment Agreement, Mr. Bronson shall receive a salary in the amount of $200,000 paid in bi-weekly installments. The Employment Agreement also provides that Mr. Bronson shall receive options to purchase 100,000 shares of Qualstar common stock, with a strike price to be set as of the closing price of Qualstar common stock on the date of grant of the options (the “Stock Options”). The Stock Options shall vest on June 30, 2015, and have a term of five-years, running through, and expiring on, June 30, 2020, unless exercised sooner. Additionally, pursuant to the Employment Agreement, Mr. Bronson is eligible to receive a cash bonus of up to $150,000, which is subject to the sole discretion of the Board of Directors of Qualstar. A copy of the Employment Agreement is attached hereto as Exhibit 10.10.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.10	Employment Agreement between Qualstar Corporation and Steven N. Bronson, dated October 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: October 17, 2014	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: Chief Executive Officer and President